                                                                  Exhibit 3.1(a)

                               STATE OF MARYLAND

                                                                          404133



                              STATE DEPARTMENT OF
                           ASSESSMENTS AND TAXATION
              301 West Preston Street, Baltimore, Maryland 21201

                                                        DATE:  NOVEMBER 22, 1995

     THIS IS TO ADVISE YOU THAT THE CERTIFICATE OF CORRECTION FOR IMPERIAL CREDIT MORTGAGE HOLDINGS, INC. WAS RECEIVED AND APPROVED FOR RECORD ON NOVEMBER 22, 1995 AT 2:51 P.M.



FEE PAID:      $68.00



[SEAL]



                                         HARRY J. NOONAN
                                         CHARTER SPECIALIST

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
                    ---------------------------------------


                           CERTIFICATE OF CORRECTION



THIS IS TO CERTIFY THAT:


     FIRST: The undersigned, William S. Ashmore, President of Imperial Credit
     -----
Mortgage Holdings, Inc. (the "Corporation"), hereby corrects the Articles of Amendment and Restatement of the Corporation filed on October 3, 1995.

     SECOND:  The provision of the Articles of Amendment and Restatement which
     ------
is to be corrected is as follows:

               "THIRD:  The amendment to and restatement of the charter as
                -----
          hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law."

     THIRD: The corrected provision of the Articles of Amendment and Restatement
     -----
is as follows:

               "THIRD: The amendment to and restatement of the charter of the
                -----
          Corporation as hereinabove set forth has been duly approved by the Board of Directors of the Corporation as required by law, and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of the approval of the aforementioned amendment and restatement."

     The undersigned acknowledges this Certificate of Correction to be his act and states, as to all matters and facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true and in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, I have signed this Certificate of Correction, and I acknowledge the same to be my act on this ____ day of November, 1995.


ATTEST:                                 IMPERIAL CREDIT MORTGAGE
                                        HOLDINGS, INC.



 /s/ Richard J. Johnson                 By:   /s/ William S. Ashmore   [SEAL]
-------------------------                  -------------------------
Richard J. Johnson                               William S. Ashmore
Secretary                                        President